UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: March 23, 2005

SAN Holdings, Inc.
(Exact name of registrant as specified in its charter)

Colorado	0-16423	84-0907969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

9800 Mount Pyramid Court, Suite 130, Englewood, CO 80112
(Address of Principal Executive Offices) (Zip Code)

(303) 660-3933
Registrant’s telephone number, including area code

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On March 23, 2005 (the “Issue Date”), SAN Holdings, Inc. (the “Company”) issued to the Company’s majority shareholder, Sun Solunet, a stock purchase warrant (the “First Guaranty Warrant”) to purchase 7,715,545 shares of the Company’s common stock, no par value per share (the “Common Stock”) at an exercise price of $0.001 per share. The Company became obligated to issue the First Guaranty Warrant on November 16, 2004 as described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on November 16, 2004. The form of the First Guaranty Warrant was previously filed as an exhibit to the Company’s Amended Current Report on Form 8-K/A filed with the Securities and Exchange Commission on April 3, 2003 (the “April 2003 Current Report”). The First Guaranty Warrant was issued to Sun Solunet in partial consideration for a guaranty provided by an affiliate of Sun Solunet (the “Guarantor”) on the two revolving credit lines of the Company with Harris Trust and Savings Bank (“Harris Trust”) pursuant to a letter agreement dated March 31, 2003 (“Credit Support Agreement”), among the Company, Sun Solunet and the Guarantor in a transaction exempt from registration pursuant to Regulation D promulgated under the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933. One of those revolving lines of credit was subsequently terminated in connection with the increase in borrowing availability under the remaining line of credit with Harris Trust as described in the Company’s Current Report on Form 8-K filed with the SEC on March 11, 2005 (the “March 2005 Current Report”). The Credit Support Agreement was filed as an exhibit to the Company’s April 2003 Current Report.

On the Issue Date, the Company issued to Sun Solunet a stock purchase warrant (the “Second Guaranty Warrant” and, together with the First Guaranty Warrant, the “Guaranty Warrants”) to purchase 3,086,218 shares of the Company’s Common Stock at an exercise price of $0.001 per share. The Company approved the issuance of the Second Guaranty Warrant on March 10, 2005 as described in the Company’s March 2005 Current Report. The Second Guaranty Warrant was issued to Sun Solunet in partial consideration for the $2.0 million increase in the size of a guaranty provided by the Guarantor on the revolving credit facility (the “Harris Facility”) that the Company maintains with Harris Trust in a transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended and/or Regulation D promulgated thereunder.

The Company does not expect to receive cash proceeds from the issuance of the Guaranty Warrants. If the First Guaranty Warrant and the Second Guaranty Warrant are exercised, the Company will receive a total of $7,716 and $3,086, respectively. However, no assurance can be given that either Guaranty Warrant will be exercised.

The Common Stock issuable by the Company upon the exercise of the Guaranty Warrants represents approximately 11% of the Company’s outstanding Common Stock as of the Issue Date. As a result, giving effect to the exercise of the Guaranty Warrants (but not to the exercise of any other outstanding warrants or options), Sun Solunet now directly holds approximately 63% of the outstanding Common Stock of the Company on a fully-diluted basis.

The number of shares exercisable under the First Guaranty Warrant was determined pursuant to a formula set forth in the Credit Support Agreement and is based on the amount that the outstanding guarantee provided on behalf of the Company by the Guarantor on the credit lines with Harris Trust exceeds $3.0 million as of November 16, 2004 (18 months after the effective date of the guarantee). The number of shares exercisable under the Second Guaranty Warrant was calculated pursuant to a formula set forth in the Credit Support Agreement, based on the amount that the outstanding guaranty provided on behalf of the Company by the Guarantor on the Harris Facility exceeds $3.0 million as of November 16, 2004 (as if the additional $2.0 million guaranty was in place as of November 16, 2004).

Until the Company reduces the guaranteed debt to $3.0 million or less, it will be required to issue additional warrants to Sun Solunet at six-month intervals in the future (each May and November), according to formulas applicable to each such date, as disclosed in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description
4.01	Form of Warrant*

____________________ * Incorporated by reference to Annex A of Exhibit 2.3 to the Registrant’s amended Current Report on Form 8-K/A filed on April 3, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

SAN HOLDINGS, INC.

Date: March 29, 2005	By:	/s/ Robert C. Ogden

Robert C. Ogden, Vice President, Chief Financial Officer and Secretary